Execution Version
Exhibit 10.4
COMMITMENT AND ACCEPTANCE
This Commitment and Acceptance (this “Commitment and Acceptance”) dated as of February 7, 2025 entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).
PRELIMINARY STATEMENTS
Reference is made to that certain Credit Agreement dated as of February 3, 2014 by and among First Huntingdon Finance Corp., Toll Brothers, Inc., Truist Bank, as Administrative Agent, and the Lenders that are parties thereto (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to Section 2.18 of the Credit Agreement, the Borrower has requested an Additional Term Loan. Such Additional Term Loan shall be made on February 7, 2025 (the “Additional Term Loan Effective Date”). In connection with such Additional Term Loan, the Borrower, the Administrative Agent and Truist Bank (the “Accepting Lender”) hereby agree as follows:
1.THE ACCEPTING LENDER’S ADDITIONAL TERM LOAN COMMITMENT. Effective as of the Additional Term Loan Effective Date, the Accepting Lender shall make an Additional Term Loan to the Borrower in an original principal amount equal to $121,875,000.00. Amounts borrowed under this Section 1 and repaid or prepaid may not be reborrowed.
2.REPRESENTATIONS OF BORROWER. The Borrower hereby represents and warrants that, as of the date hereof and as of the Additional Term Loan Effective Date, (a) after giving effect to the borrowing of Additional Term Loans on the Additional Term Loan Effective Date, the Current Term Advance Amount will not exceed the Term Loan Facility Limit, (b) no Unmatured Default or Default exists or will exist after giving effect to the incurrence of Additional Term Loans on the Additional Term Loan Effective Date, and (c) all financial covenants set forth in Section 7.28 of the Credit Agreement will be satisfied on a pro forma basis for the most recent determination period, after giving effect to the borrowing of Additional Term Loans and any prepayment of the Term Loans of any Term Declining Lender, in each case, on the Additional Term Loan Effective Date as if it occurred on the last day of such determination period.
3.ADMINISTRATIVE AGENT’S FEE. On or before the Additional Term Loan Effective Date, the Accepting Lender shall pay to the Administrative Agent an administrative fee in the amount of $3,500.00 (unless otherwise agreed by the Administrative Agent).
4.GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of New York.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

FIRST HUNTINGDON FINANCE CORP.
By: /s/ Gregg L. Ziegler Name: Gregg L. Ziegler Title: Senior Vice President & Treasurer
TOLL BROTHERS, INC.
By: /s/ Gregg L. Ziegler Name: Gregg L. Zieglar Title: Senior Vice President & Treasurer
TRUIST BANK., as Administrative Agent and Accepting Lender
By: /s/ Connor Herman Name: Connor Herman Title: Vice President

[SIGNATURE PAGE TO COMMITMENT AND ACCEPTANCE]